                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MAF Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               MAF Bancorp, Inc.


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois 60514-1596
                                (630) 325-7300



                                March 23, 1998



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") which will be held on April 29, 1998 at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, at 10:00 a.m.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of MAF Bancorp as well as a representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to any questions from our shareholders regarding the business to be transacted.

     The Board of Directors of MAF Bancorp has determined that the matters to be considered at the Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered.

     YOUR VOTE IS IMPORTANT. Please sign and return the enclosed proxy card promptly in the postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company and Mid America Bank, I wish to thank you for your continued support.

                                        Sincerely yours,


                                        /s/ Allen H. Koranda

                                        Allen H. Koranda
                                        Chairman of the Board and
                                        Chief Executive Officer

                               MAF Bancorp, Inc.


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois 60514-1596
                                (630) 325-7300


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On April 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") will be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on April 29, 1998 at 10:00 a.m.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. The election of four directors for terms of office of three years each, or until their successors are elected and qualified;

     2. The approval of amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan;

     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1998; and

     4. Such other matters as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     The Board of Directors has fixed March 16, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any one or more of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Meeting will be available at the Company's offices located at Mid America Bank, 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514-1596, for a period of ten days prior to the Meeting and will also be available at the Meeting.

                               MAF Bancorp, Inc.


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois  60514-1596


                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 29, 1998



Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on April 29, 1998 at 10:00 a.m., and at any adjournments thereof. The 1997 Annual Report to Shareholders and Form 10-K, including the consolidated financial statements for the year ended December 31, 1997, accompanies this Proxy Statement, which is first being mailed to shareholders on or about March 23, 1998.

     Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or present in person at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of MAF Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the Board of Directors' nominees and FOR the approval or ratification of the other specific proposals presented in this Proxy Statement.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $4,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and Mid America Bank (the "Bank"), without additional compensation therefor. MAF Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Meeting consist of shares of common stock of MAF Bancorp (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors. The close of business on March 16, 1998, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 15,036,377 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the provisions of Article Fourth of the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder of record to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan being proposed for stockholder action in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" the amendments to the Plan;
(ii) vote "AGAINST" the amendments to the Plan; or (iii) "ABSTAIN" from voting on the amendments to the Plan. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder approval of this proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to Proposal 2 will be counted as present and entitled to vote and will have the effect of a vote against the matter for which the "ABSTAIN" box has been selected. In contrast, shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote and will have no effect on the vote on each matter presented.

     As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company set forth in Proposal 3, and all other matters that may properly come before the Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item or (iii) "ABSTAIN" with respect to the item. Under the Company's bylaws, unless otherwise required by law, such matters shall be determined by a majority of the votes cast, including proxies marked "ABSTAIN" as to that matter. Shares underlying broker non-votes will not be counted as present and entitled to vote.

     Proxies solicited hereby will be returned to the proxy solicitor or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

     As of the Record Date, management was not aware of any persons who are beneficial owners of more than 5% of the outstanding shares of Common Stock, as disclosed by such persons and in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Interest of Certain Persons in Matters to be Acted Upon

     With the exception of Kenneth Koranda, no person being nominated as a director under Proposal 1, "Election of Directors," is being proposed for election pursuant to any agreement or understanding between any person and MAF Bancorp. Pursuant to an employment agreement dated April 19, 1990, as amended, between Kenneth Koranda and MAF Bancorp, failure to nominate Kenneth Koranda to the Board of Directors would constitute, if followed by his voluntary or involuntary termination, an Event of Termination under his employment agreement. Payments and other benefits due Kenneth Koranda following an Event of Termination are described in detail in "Employment and Special Termination Agreements." In addition, executive officers and directors are eligible to receive awards pursuant to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, amendments to which are being voted on under Proposal 2. One such amendment would increase the number of shares available for option grants to executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more then ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge during the year ended December 31, 1997, all Section 16(a) filing requirements were complied with, as they related to the Company's executive officers, directors and greater than ten-percent beneficial owners, except that a transaction involving the surrender of shares in payment of a stock option exercise price by Ms. Lois Vasto was reported on Form 5 in February 1997 when such transaction should have been reported on Form 4 in January, 1997. The Form 5 reporting for this type of transaction was allowed prior to the amendment of certain SEC reporting rules in 1996.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

     Pursuant to its bylaws, the number of directors of MAF Bancorp is set at twelve (12), unless otherwise designated by the Board. The current number of directors designated by the Board is ten (10). Directors are generally elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. Each of the members of the Board of Directors of MAF Bancorp also presently serves as a director of the Bank.

     There are four nominees being proposed for election at the Meeting to serve a three-year term of office. Pursuant to an age limitation policy of the Board, Mr. Nicholas J. DiLorenzo, Sr. will retire as a director of the Company and the Bank effective April 29, 1998. The Board has nominated Mr. Jerry Weberling, Executive Vice President and Chief Financial Officer of MAF Bancorp to replace Mr. DiLorenzo on the Board of the Company and the Bank. Mr. Weberling is not currently a director of MAF Bancorp or the Bank. The other three Board nominees, Kenneth Koranda, Lois B. Vasto and Terry Ekl, all currently serve as directors of the Company and the Bank.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, will be voted FOR the election of each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


Information with respect to Nominees, Continuing Directors and Others.

     The following table sets forth, as of the Record Date, the names of nominees, continuing directors, retiring director and "Named Executive Officers," as defined in "Executive CompensationSummary Compensation Table," their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank, the year in which their term (or in the case of nominees, their proposed term) as director of the Company expires, and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date. With the exception of Messrs. Hanauer, Ekl, Smogolski, Zych and Weberling, all of the listed nominees and continuing directors became directors of the Company in August 1989 when MAF Bancorp was incorporated for the purpose of acquiring 100% of the common stock of the Bank. Mr. Hanauer became a director of the Company on April 24, 1990. Mr. Ekl became a director of the Company on April 26, 1995. Mr. Smogolski and Mr. Zych became directors on May 30, 1996. Mr. Weberling is not currently a director of the Company.

Name and Principal Occupation                      Director of                        Shares of Common      Ownership
at Present and                                      the Bank       Expiration of     Stock Beneficially      Percent
for the Past Five Years                     Age      Since       Term as Director       Owned (1)(2)        of Class
-----------------------------               ---    ------------  ----------------    ------------------     ---------
NOMINEES
--------

Kenneth Koranda....................          48        1984              2001          729,892(3)            4.75%
President of the Company and the
Bank.  Mr. Koranda is the brother
of Allen H. Koranda.

Lois B. Vasto......................          64        1980              2001           92,561(3)(4)(5)      0.61
Senior Vice President/Loan
Operations of the Company and
the Bank until her retirement in
January, 1997.  Ms. Vasto served
as a consultant to the Bank until
December 31, 1997.

Terry A. Ekl.......................          50        1995              2001           12,261(3)(4)         0.08
Partner in the law firm
of Connolly, Ekl &
Williams, P.C.

Jerry A. Weberling.................          46          --              2001           94,111(3)(5)         0.62
Executive Vice President and
Chief Financial Officer of the
Company and the Bank.


CONTINUING DIRECTORS
--------------------

Allen H. Koranda...................          51        1972              1999          750,483(3)            4.89
Chairman of the Board and Chief
Executive Officer of the Company
and the Bank.  Mr. Koranda is the
brother of Kenneth Koranda.

Robert Bowles, MD..................          51        1985              1999           34,419(3)(4)         0.23
Associate Medical Director of the
Orlando (Florida) Health Care
Group.

Henry Smogolski....................          66        1996              1999          240,821(3)(4)         1.60
Former Chairman of the Board
and Chief Executive Officer,
N.S. Bancorp, Inc.

Joe F. Hanauer.....................          60        1990              2000          274,060(3)(4)         1.82
Serves as Principal of Combined
Investments, L.P. and is the
former Chairman of the Board
of Grubb and Ellis Co.

F. William Trescott................          68        1978              2000           18,003(3)(4)         0.12
Assistant Superintendent of
Hinsdale Township High School
District 86, Hinsdale, Illinois
until his retirement in 1994.

Name and Principal Occupation            Director of                       Shares of Common     Ownership
at Present and                            the Bank     Expiration of      Stock Beneficially     Percent
for the Past Five Years             Age     Since     Term as Director       Owned (1)(2)        of Class
-----------------------             ---  -----------  ----------------       ------------       ---------
CONTINUING DIRECTORS
--------------------
(continued)
-----------

Andrew J. Zych....................   56     1996            2000            250,657 (3)(4)         1.67%
Former Director and Executive
Vice President, N.S. Bancorp, Inc.


RETIRING DIRECTOR
-----------------

Nicholas J. DiLorenzo, Sr.........   77     1969            1998             13,323 (3)(4)         0.09
Former President of Mid America
Development Services, Inc., a
wholly-owned subsidiary of the
Bank.  Currently serves as a
consultant to the Bank.

NAMED EXECUTIVE
---------------
OFFICERS (who are not
---------------------
directors)
---------

Kenneth B. Rusdal.................   56     N/A             N/A              61,225 (3)            0.41
Senior Vice President-Operations
and Information Systems of the
Company and the Bank.

William Haider....................   47     N/A             N/A              61,109 (3)            0.41
President-MAF Developments,
Inc., a wholly-owned subsidiary
of the Company.

Sharon Wheeler....................   45     N/A             N/A              62,638 (3)            0.42
Senior Vice President-Residential
Lending of the Company and the
Bank.

Stock Ownership of all Directors                                         2,927,651(3)(4)(5)       18.26
and Executive Officers
as a Group (22 persons)


_________________________
(1) "Common Stock Beneficially Owned" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated or purchased through an employee benefit plan of the Company or Bank; except when indicated by footnote, stock in which the individual either has or shares voting and/or investment power; and stock subject to options exercisable within sixty (60) days of March 16, 1998. Each person or relative of such person whose shares are included herein, exercises sole or shared voting and dispositive power as to the shares reported.
(2) All share and percentage amounts reflect the 3-for-2 stock split paid by the Company on July 9, 1997 to shareholders of record on June 17, 1997.
(3) Includes 320,942, 319,433, 61,505, 38,378, 35,477 and 34,877 shares for
    Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler, respectively, which may be acquired pursuant to options granted, and exercisable within 60 days of March 16, 1998, under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan and the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium

   (footnotes continued on next page)

     Plan"). Also includes 20,902, 4,500, 3,000, 2,750, 3,000, 3,000, 2,750 and
     4,500 shares for Ms. Vasto and Messrs. Ekl, Bowles, Smogolski, Hanauer, Trescott, Zych and DiLorenzo, respectively, which may be acquired pursuant to options granted, and exercisable within 60 days of March 16, 1998 under the Premium Plan. Total shares for all directors and executive officers includes 998,870 shares subject to options granted and exercisable within 60 days of March 16, 1998, under these two plans.

(4) Excludes 220 shares held by the Mid America Bank Management Recognition and Retention Plans and Trusts (the "MRPs") as to which the voting of such shares is directed by the vote of the non-employee directors of the Bank. As a result of this shared voting and dispositive authority, each non-employee director is deemed to be the beneficial owner of all such shares.

(5) Excludes 38,574 shares held by the Mid America Bank Employees' Profit Sharing Plan as to which shared dispositive power is held by the Trustees of the plan (Lois Vasto, Jerry Weberling and two other executive officers).


Meetings of the Board and Committees of the Board

     During the year ended December 31, 1997, the Board of Directors of the Company held twelve regular meetings. During the year, no director of the Company attended fewer than 75% in the aggregate of the total number of the Company's Board meetings held and the total number of committee meetings on which such director served. The Board of Directors of the Company and the Bank maintain a number of committees, certain of which are described below.

     The Executive Committee consists of Allen Koranda (Chairman), Kenneth Koranda and Lois Vasto. The Committee generally meets as needed and is charged with the responsibility of overseeing the business of the Company and the Bank. The Committee has the power to exercise most of the powers of the Board of Directors in the intervals between meetings of the Board. The Executive Committee did not meet during 1997.

     The Audit Committee currently consists of F. William Trescott (Chairman), Joe F. Hanauer and Henry Smogolski. The Committee reports to the Board of Directors concerning the results of examinations, the status of actions taken to correct conditions reported and any other matters affecting the Company and the Bank. The Committee met four times during 1997.

     The Administrative/Compensation Committee, which currently consists of F. William Trescott (Chairman), Robert Bowles and Terry Ekl, is responsible for reviewing and making recommendations to the Board concerning compensation and other related benefit plans applicable to the Company's executive officers. The Committee met one time during 1997.

     The Company's Nominating Committee consists of Allen Koranda, Robert Bowles and Lois Vasto. The Committee reviews any nominations to the Board of Directors made by shareholders and recommends to the Board of Directors the nominees to stand for election at the Company's annual meeting of shareholders. Any recommendations not selected for the Board of Directors' slate and other nominations must comply with the Company's bylaws with regard to a shareholder slate. The Company's bylaws provide procedures for shareholder nominations for director to a shareholder slate, as well as any other proposals by shareholders of business to be brought before the meeting. See "Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time during 1997.

Directors' Compensation

     Directors' Fees. All directors receive annual directors fees of $15,000 ($15,600 beginning in January 1998) and directors who are not also officers received an additional fee of $375 for each Board meeting and annual meeting attended ($400 beginning in January 1998). Jerome Skrydlewski, Jerry J. Krudl and Richard Kallal, former directors who are each presently serving as a director emeritus, are paid an annual retainer fee of $6,500 ($6,750 beginning in January 1998) plus $150 for each Board meeting they attend. Hugo Koranda, former Chairman of the Board of Directors of the Bank who presently serves as Chairman Emeritus, is also paid an annual retainer fee of $6,500 ($10,000 beginning in January 1998) plus $150 for each Board meeting he attends.

     Directors' Deferred Compensation Plan. The Bank maintains the Mid America Bank Directors' Deferred Compensation Plan. Under the plan, directors may annually elect to defer up to 100% of their annual directors fees. Directors may choose whether to have their deferred amounts earn interest at 130% of the Moody's Corporate Bond Rate, or invested in the common stock of MAF Bancorp. Generally, upon the later of termination of service or attaining the age of 65, directors are entitled to receive the deferred fees plus accrued interest, or in the case of amounts invested in common stock, the associated number of MAF Bancorp shares plus accrued dividends, in a lump sum or in installments over a period of time not to exceed fifteen years. Death benefits are provided to the beneficiaries of the plan participants. The amount of deferred directors' fees in 1997 is included in "Executive CompensationSummary Compensation Table" for the individuals named therein. The amount of MAF Bancorp shares purchased on behalf of directors through the plan is included with total shares shown in "Information with respect to Nominees, Continuing Directors and Others."

     Health Insurance Plan. The Bank maintains a health insurance plan for its non-employee directors, under which directors electing to be covered under the plan must contribute certain amounts to receive coverage under the plan.

     Consulting Agreements. The Bank has entered into a consulting agreement with Nicholas J. DiLorenzo, Sr., who has had extensive experience with the Bank. Mr. DiLorenzo, who will be retiring as a director of the Company and the Bank on April 29, 1998, has served as a director of the Bank since 1969 and of the Company since 1989. Mr. DiLorenzo retired from the Bank in 1987, and had served in the capacities of Senior Vice President of the Bank since 1965 and President of Mid America Development Services, Inc., a wholly-owned subsidiary of the Bank, since 1978. The agreement provides that Mr. DiLorenzo is to render advisory and consulting services during the term of the agreement and particularly on matters regarding real estate development. Mr. DiLorenzo's one-year contract, which expires on October 31, 1998, provides for the payment of annual consulting fees totaling $40,000. In addition, the Bank provides Mr. DiLorenzo with the use of a Company automobile. Following his retirement as a director, Mr. DiLorenzo will serve as a director emeritus and will be paid the same as the other former directors serving in such capacity as described in "Directors Compensation Directors Fees."

     During 1997, Lois B. Vasto, former Senior Vice President of the Company and a current director, also served as a consultant to the Bank. Prior to her January 1997 retirement as an executive officer of the Company and the Bank, Ms. Vasto served in various capacities since 1953, including as Senior Vice President-Loan Operations since 1984. Under the amended agreement, Ms. Vasto rendered advisory and consulting services during 1997, particularly on matters concerning residential lending. During 1997, Ms. Vasto earned $133,770 under her amended contract, which expired on December 31, 1997 and was not renewed. In connection with her prior service as an executive officer of the Company and the Bank, Ms. Vasto also received various payments under the Bank's supplemental executive retirement plan and the Bank's long-term incentive plan, in accordance with the terms of these plans. The Bank also provided Ms. Vasto with the use of a Company automobile, which was subsequently given to her in January 1998.

     Option Plans. Certain directors of the Company participate in the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Non-employee directors of the Company who did not previously participate in another option plan of the Company are entitled to receive an initial grant of 3,750 options under the Premium Plan when they become a plan participant. In addition, all non-employee directors of the Company who become participants in the Premium Plan receive an annual grant of 1,500 options under the Premium Plan. All options granted to non-employee directors under the Premium Plan are granted at an exercise price of 110% of the fair market value of the Common Stock on the date of grant. As amended, non-employee directors are now eligible to also participate in the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan (the "Incentive Plan"). To date, non-employee directors have not received any grants of options under the Incentive Plan. The Board of Directors has proposed to amend the Incentive Plan to increase by 400,000 the number of shares which may be granted under the plan. See Proposal 2.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Administrative/Compensation Committee (the "Compensation Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee is composed solely of independent outside directors. The entire board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Company, and the requirements of appropriate regulatory agencies. Directors who do not sit on the Compensation Committee also participate in executive compensation matters through the review, discussion and ratification of Compensation Committee actions.

     Executive Compensation Philosophy. The Compensation Committee has the following goals for the compensation programs relating to the executives of the Company and the Bank:

* to provide motivation for the executives to enhance shareholder value by linking a significant portion of their compensation to the value of the Company's stock;

* to retain the executive officers who have led the Company to high performance levels and allow the Company to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

* to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average to moderately above average levels.

     Comparative salary data compiled by KPMG Peat Marwick LLP in connection with a comprehensive executive compensation review undertaken and completed during fiscal 1993 has in the past, provided supporting information for determining compensation amounts for the Company's executives and continues to be a base point from which subsequent salary changes are referenced. For purposes of determining the competitive compensation market for the Company's executives, the Committee has reviewed the compensation paid to top executives of thrifts and banks with total assets and performance results (return on equity and return on assets) comparable to those of the Company. This information was generally derived from peer group data taken from the SNL Securities Executive Compensation Review which covers publicly-held thrifts (the "SNL Public Thrift Survey"). Institutions in the SNL Public Thrift Survey are not necessarily the same as those in the peer group used for the Stock Performance Graph. In reviewing peer group data, the Committee chose to use information contained in the SNL Public Thrift Survey because these institutions, similar to the Company, are all publicly-held thrifts or thrift holding companies and many of these institutions are included in the peer group index used in the stock performance graph. In addition, the Compensation Committee reviewed the salary history and performance levels of each of the executive officers in determining appropriate compensation levels.

     In addition to the information cited above, the Compensation Committee, in making compensation decisions during 1997, considered the excellent earnings results over the past few years. This continued during 1997 as earnings per share increased to a record $2.38 per share in calendar 1997 compared to $2.06 per share for calendar 1996 (exclusive of the SAIF recapitalization charge in 1996), an increase of almost 16%. In addition, the total return on MAF Bancorp common stock was 54% for calendar 1997 and 43% for the six months ended December 31, 1996, increasing the Company's market capitalization to $531 million at December 31, 1997, compared to $365 million at December 31, 1996 and $253 million at June 30, 1996.

     During 1997, executive officers' compensation consisted principally of salary, annual incentive bonuses, long-term performance awards and stock option grants. The Committee believes the salaries are generally in the average range compared to other institutions of comparable asset size. Beginning in fiscal 1994, in connection with the compensation study completed by KPMG Peat Marwick LLP, the Committee further emphasized its desire to link executive compensation to the Company's financial performance and stock price performance by revising its annual incentive plan and by adopting a long-term performance award plan and a premium-price stock option plan. All of these plans are intended to motivate executives to take actions that will favorably impact the Company's long-term, as well as annual, profitability.

     Under the MAF Bancorp Executive Annual Incentive Plan (the "Annual Incentive Plan"), executives are classified into four groups, based on their relative position within the Company, with target annual bonuses (as a percentage of base salary) equal to 50%, 40%, 30% and 20%, respectively. (Beginning in 1998, the Board changed the classification to three groups with target annual bonuses equal to 50%, 40% and 35%, respectively.) Target bonuses are paid if targeted company net income goals established at the beginning of each fiscal year are met and if certain safety and soundness standards are maintained. Annual bonus awards can range from 0% to 150% of the Target awards depending on how actual net income compares to the targeted company goal. Awards will be (1) 50% of the targeted awards if net income equals a threshold performance level (80% of targeted net income), (2) 150% of the targeted awards if net income equals a superior performance level (120% of targeted net income) or (3) 0% of the targeted awards if net income is below the threshold performance level or if certain safety and soundness standards are not maintained. A subjective analysis of an executive's individual performance can also increase or decrease his award opportunity, although for 1997, this was not used as a criteria in determining annual bonuses.

     Net income equaled approximately 119% of the targeted goal for 1997. As a result of this performance, and having met certain safety and soundness standards, annual bonuses equal to 73.2%, 73.2%, 58.6%, 43.9%, 43.9% and 43.9%
of base salaries, were paid to Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler, respectively.

     The MAF Bancorp Shareholder Value Long-Term Incentive Plan (the "Long-Term Incentive Plan") grants performance units to executives in target amounts equal to 25%, 20%, 15% or 10% of their base salaries, based on executives' respective classification in one of four groups. (Beginning in 1998, these percentages were adjusted to 25%, 20% and 17.5% as a result of the reduction in the number of groups and the change in target annual bonus percentages for these groups.) However, because of the change in the fiscal year-end from June 30 to December 31 effective December 31, 1996, performance units granted on January 1, 1997 were reduced to 50% of the normal grant amount to take into account the shortened fiscal period.

     The value of performance units is determined at the end of a three-year period based on the stock price performance of MAF Bancorp versus the S&P 500 Index. In order for the performance units to be worth their targeted value, the stock price performance of MAF Bancorp (including reinvested dividends) must be in the 60th percentile of the S&P 500 Index (target performance) at the end of the three-year measurement period. If the stock price performance ranks in the 50th percentile of the S&P 500 Index, the performance units will be worth 50% of their targeted value, while performance in the 90th percentile of the S&P 500 Index will result in the performance units being worth 250% of their targeted value. If the Company's stock price performance does not rank at least in the 50th percentile of the S&P 500 Index for the three-year measurement period, the performance units will have no value. Further, the plan will not be activated and the performance units will have no value (regardless of stock price performance relative to the S&P 500 Index) if MAF Bancorp's stock price performance for the three-year period does not rank at least in the 51st percentile when compared to comparable thrift industry companies. The value of long-term performance units granted to executives on January 1, 1997 will be determined at the end of the three-year performance period ending on December 31, 1999, and cash payments equal to the value of the units will be made at that time.

     Effective for performance units granted on or after July 1, 1996, the Committee and Board, through action taken in December 1997, eliminated the requirement that MAF Bancorp's stock price performance for the three-year period must rank at least in the 51st percentile when compared to comparable thrift industry companies. Although this requirement was met in each of the past two years, the Committee and Board felt that this measurement no longer served its intended purpose. With the rapid consolidation occurring in the banking industry, the thrift index performance, in the view of the Committee and the Board, was being impacted too heavily by acquisitions rather than fundamental business performance. Further, many of the institutions included in the index at the beginning of a performance period were no longer in the index at the end of the performance period as a result of acquisitions. The Board added a requirement that in order for the performance units to have any value, the stock price performance for the three-year performance period must exceed a certain minimum threshold. This change was also made effective for performance units granted on or after July 1, 1996.

     In addition to these changes, the Committee and the Board also reduced the value of performance units when stock price performance is above target performance (60th percentile of the S&P 500 Index). As amended, the maximum payment for performance units when stock price performance is in the 90th percentile of the S&P 500 Index is 200% of their targeted value, reduced from 250%. This change was made effective for performance units granted on or after July 1, 1996.

     Long-term performance units granted on July 1, 1995 were valued at the end of their two and one-half year performance period on December 31, 1997 (shortened from the usual three-year performance period because of the fiscal year-end change). The total return on MAF Bancorp stock (including reinvested dividends) was 155.4% during this performance period and ranked in the 86th percentile when compared to the S&P 500 Index. This percentage return was also above the 51st percentile when compared to comparable thrift industry companies. As a result, long term incentive bonuses of $146,604, $141,360, $66,576, $29,412, $25,080 and $25,080 were made to Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler, respectively, for the performance units granted on July 1, 1995.

     The Premium Plan provides for annual grants of options to executive officers in amounts equal to 25%, 20%, 15% or 10% of base salaries, based on executives' respective classification in one of four groups (the present value of such options is to be determined based on an appropriate pricing model). (Beginning in 1998, these percentages were adjusted to 25%, 20% and 17.5% as a result of the reduction in the number of groups and the change in annual target bonus percentages for these groups). However, because of the change in the fiscal year-end from June 30 to December 31 effective December 31, 1996, premium options granted on January 2, 1997 were reduced to 50% of the normal grant amount to take into account the shortened fiscal period. The option awards to executive officers are to be granted at an exercise price equal to 133% of the fair market value of the Common Stock on the date of grant. Thus, executive officers will derive no financial benefit from the grant of premium options until such time as shareholders benefit from a 33% stock price increase. In 1997, Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler were granted 5,015, 4,923, 2,369, 1,439, 1,220 and 1,220 shares, respectively, subject to options under the Premium Plan (as adjusted for the July 1997 3-for-2 stock split). These options were granted at an exercise price of $30.37 per share (as adjusted for the July 1997 3-for-2 stock split), equal to 133% of the fair market value of the stock on the date of grant.

     The MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "Incentive Plan") provides the Compensation Committee with the authority to grant discretionary option awards to executives and employees (and directors, pursuant to a plan amendment discussed in Proposal 2) at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. During 1997, Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler were granted 10,500, 10,500, 5,250, 4,500, 3,750 and 3,750 shares, respectively, subject to options under the Incentive Plan (as adjusted for the July 1997 3-for-2 stock split). These options were granted at an exercise price of $22.83 per share, equal to 100% of the fair market value of the stock on the date of grant (as adjusted for the July 1997 3-for-2 stock split).

     Chief Executive Officer. The Chief Executive's compensation for 1997 consisted principally of the following components:

     * Salary
     * Incentive Bonus
     * Long-Term Performance Units
     * Stock Option Grants

     As discussed above, the value of long-term performance units granted in the current period will be determined at the end of the three-year performance period ending on December 31, 1999. Cash payments under the Long-Term Incentive Plan which were made to the Chief Executive Officer for performance units granted on July 1, 1995 are described above.

     The Chief Executive Officer's total base compensation consists of a base salary and an annual retainer as a director of the Company and the Bank. The annual base salary effective January 1, 1997 was $283,000 and the annual director retainer was $15,000. The Chief Executive Officer's salary is comparatively average to lower than average in his peer group. The base salary increased 2.5% over the prior year, and the annual director retainer increased $600. The annual bonus for 1997 was based on the Annual Incentive Plan described above.


                    Administrative/Compensation  Committee
                    --------------------------------------

      F. William Trescott (Chairman)                Robert Bowles, MD
      Terry Ekl

                              Board of Directors
                              ------------------

      Robert Bowles, MD                             Kenneth Koranda
      Nicholas J. DiLorenzo, Sr.                    Henry Smogolski
      Terry Ekl                                     F. William Trescott
      Joe F. Hanauer                                Lois B. Vasto
      Allen H. Koranda                              Andrew J. Zych

     Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return (including reinvested dividends) on the Company's Common Stock, with the cumulative total returns of both a broad-market index and a peer group index for the period June 30, 1992 through December 31, 1997. The broad-market index chosen was the Nasdaq Market Index and the peer group index chosen was the Media General Industry Group, which is comprised of savings and loan securities. The data was provided by Media General Financial Services. The shareholder returns are measured based on an assumed investment of $100 on July 1, 1992.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG MAF BANCORP, INC.
                    NASDAQ MARKET INDEX AND PER GROUP INDEX


                     6/30/1992  6/30/1993  6/30/1994  6/30/1995  6/28/1996  12/31/1996  12/31/1997
MAF BANCORP INC         100.00     189.47     241.98     250.98     291.62      416.14      640.85
PEER GROUP INDEX        100.00     127.50     149.13     171.87     218.42      271.56      456.58
NASDAQ MARKET INDEX     100.00     122.76     134.61     157.88     198.73      213.82      261.55

     A. The lines represent yearly index levels derived from compounded returns that include all dividends.
     B. If the fiscal year-end is not a trading day, the preceding trading day is used.
     C. The index level for all series was to $100.00 on 6/30/92.

     Summary Compensation Table. The following table shows, for the year ended December 31, 1997, the six months ended December 31, 1996 and the year ended June 30, 1996, the cash compensation paid, as well as certain other compensation paid or accrued for those periods, to the Chief Executive Officer and the other five highest paid executive officers ("Named Executive Officers") of the Company, who received salary and bonus in excess of $100,000 for the year ended December 31, 1997. MAF Bancorp changed its fiscal year-end from June 30 to December 31, effective December 31, 1996.

                                                 Annual Compensation         Long Term Compensation
                                         --------------------------------- ----------------------------------
                                                                                   Awards            Payouts
                                                                           -----------------------  ---------
                                                                Other                    Securities
                                                                Annual     Restricted    Underlying   LTIP     All Other
Name and Principal                       Salary    Bonus        Compen-      Stock        Options/    Payouts  Compensation
     Position                 Year(1)    ($)(2)    ($)(3)     sation($)(4)  Awards($)    SARs#(5)(7)    ($)     ($)(6)(7)
------------------           ----------  --------  --------   ------------ -----------   ----------  --------   --------
Allen H. Koranda;                  1997  $297,767  $207,500        -            -            15,515  $146,604   $30,282
Chairman of the Board        7/96-12/96   144,993    95,840        -            -            24,366    66,229     8,499
& Chief Executive Officer          1996   278,117   163,970        -            -            12,773         -    17,099

Kenneth Koranda;                   1997   295,675   205,310        -            -            15,423   141,360    38,961
President and Director       7/96-12/96   142,977    94,110        -            -            24,051    63,860     8,961
                                   1996   272,872   160,250        -            -            12,326         -    18,656

Jerry A. Weberling;                1997   169,277    99,560        -            -             7,619    66,576    19,318
Executive Vice President     7/96-12/96    81,327    45,410        -            -            10,908    28,634     8,342
and Chief Financial Officer        1996   152,612    75,910        -            -             5,805         -    12,997

Kenneth B. Rusdal;                 1997   137,289    60,670        -            -             5,939    29,412    16,176
Senior Vice President -      7/96-12/96    65,837    27,680        -            -             7,643    12,669     8,149
Operations and Information         1996   123,500    33,950        -            -             2,569         -    12,741
Systems

William Haider;                    1997   116,835    51,660        -            -             4,970    25,080    12,582
President, MAF Develop-      7/96-12/96    55,894    23,520        -            -             6,309    10,094     8,804
ments, Inc.                        1996   105,017    28,900        -            -             2,186         -     9,315

Sharon Wheeler;                    1997   116,835    51,660        -            -             4,970    25,080    15,327
Senior Vice President -      7/96-12/96    55,894    23,520        -            -             6,309    10,094     9,647
Residential Lending                1996   105,017    28,900        -            -             2,186         -    11,770

_______________________
(1) As a result of the Company's change in fiscal year-end to December 31 from June 30 (effective December 31, 1996), information shown for the second reporting period is for the six months ended December 31, 1996.
(2) Includes amounts deferred under the Bank's deferred compensation plan and profit sharing/401(k) plan and includes directors' fees paid to Messrs. A. Koranda and K. Koranda for each of the three periods.
(3) Includes bonuses earned pursuant to the Bank's annual incentive plan, which bases bonuses upon a percentage of officers' salaries if the Bank meets certain performance goals.
(4) For the year ended December 31, 1997, six months ended December 31, 1996 and the year ended June 30, 1996, there were no (a) perquisites in excess of the lesser of $50,000, or 10% of the individual's total salary and bonus for the years; (b) payments of above-market preferential earnings on deferred compensation, except as disclosed in footnote (6); (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(5) Option grants listed in the table were made pursuant to the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan") and the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "Incentive Plan"). Options granted to the Named Executive Officers under both plans become exercisable at various dates as determined by the Administrative/Compensation Committee of the Board of Directors. Options awarded under the Premium Plan are granted at an exercise price equal to 133 percent of the fair market value of the Common Stock on the date of grant. Options awarded under the Incentive Plan are granted at an exercise price equal to 100 percent of the fair market value of the Common

    (footnotes continued on next page)

    Stock on the date of grant. Options granted during the year ended December 31, 1997 have exercise prices of $22.83 per share (under the Incentive Plan) and $30.37 per share (under the Premium Plan). Options granted during the six months ended December 31, 1996 have exercise prices of $16.17 per share (under the Incentive Plan) and $21.50 per share (under the Premium Plan). Options granted during the year ended June 30, 1996 have exercise prices of $18.64 per share (under the Premium Plan). Options granted include limited rights which generally are exercisable upon a change in control.
(6) Includes for the year ended December 31, 1997: (1) estimated contributions to the ESOP of 217 shares each for Messrs. A. Koranda, K. Koranda, Weberling and Rusdal, 181 shares for Mr. Haider and 173 shares for Ms. Wheeler, valued at the year-end stock price of $35.38 per share; (2) estimated contributions to the Bank's profit sharing plan, representing discretionary employer contributions, 401(k) employer-matching contributions and forfeiture allocations, of $6,058 each for Messrs. A. Koranda, K. Koranda, Weberling and Rusdal, $4,701 for Mr. Haider and $4,855 for Ms. Wheeler; and (3) contributions for foregone ESOP and profit sharing contributions made to the Bank's executive deferred compensation plan totaling $239 for Ms. Wheeler;
    (4) amounts accrued in the deferred compensation plan, relating to the excess of the Plan's interest rates over 120% of the applicable federal long-term interest rates, of $16,548, $25,227, $5,584, $2,442, $1,478 and
    $4,113 for Messrs. A. Koranda, K. Koranda, Weberling, Rusdal, Haider and Ms. Wheeler, respectively.
(7) All share and share price disclosures reflect the 3-for-2 stock split paid by the Company on July 9, 1997 to shareholders of record on June 17, 1997.

Employment and Special Termination Agreements

     The Bank and the Company have entered into employment agreements with Allen Koranda, Kenneth Koranda and Jerry Weberling. The Bank and the Company have also entered into special termination agreements with certain executive officers of the Bank and the Company, including Kenneth Rusdal, William Haider and Sharon Wheeler. Such employment and special termination agreements are designed to ensure that the Bank and Company will be able to maintain a stable and experienced management base.

     Employment Agreements with the Bank and the Company. The employment agreements with the Bank and Company provide for three-year terms. On each anniversary date, the Board of Directors of the Company or the Bank may extend the agreements for an additional year so that the remaining terms shall be three years. The agreements provide for an annual base salary, which is reviewed annually, to be paid by the Bank, or the Company in lieu of the Bank, in an amount which is not less than that which was paid to each executive in 1990. In addition to base salary, each agreement provides, among other things, for participation in benefit plans and other fringe benefits applicable to executive officers.

     The agreements provide for termination by the Bank and the Company for "cause," as defined in the agreements, at any time. In the event the Bank and the Company choose to terminate an executive's employment for reasons other than as a result of a change in control (as defined in the agreements) or for cause, or in the event of an executive's resignation from the Bank or the Company upon
(i) failure to re-elect or re-nominate executive to the executive's current offices; (ii) a material lessening of the executive's functions, duties or responsibilities; (iii) a liquidation, dissolution, consolidation or merger in which the Bank or the Company is not the resulting entity; or (iv) a breach of the agreement by the Bank or the Company; the executive or, in the event of death, the executive's beneficiary, as the case may be, would be entitled to a payment equal to the greater of the amount payable to the executive for the remaining term of the agreement or three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years. The Bank and Company would also continue the executive's life, health and disability coverage for thirty-six months or, if earlier, until the executive is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, followed by the executive's subsequent termination of employment, the executive would be entitled to a termination payment equal to three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years (which would result in current payments of approximately $1,242,000, $1,215,000 and $674,000 for Messrs. A. Koranda, K. Koranda and Weberling, respectively) and continued benefits as described above and certain benefits provided under the Bank's benefit plans.

     Special Termination Agreements. The special termination agreements among the Company, the Bank and certain executive officers, including Kenneth Rusdal, William Haider and Sharon Wheeler provide for three-year terms. On each anniversary date the Board of Directors of the Company or the Bank may extend the agreements so that the remaining term is three years. Each agreement provides that at any time following a change in control of the Company or the Bank, as defined in the agreements, if the Company or the Bank were to terminate the executive's employment for any reason other than "cause", as defined in the agreements, or if the executive were to terminate his own employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the executive would be entitled to receive a termination payment in an amount equal to three times his average annual salary and Annual Incentive Plan bonus paid over the three previous years of his employment (which would result in a current payment of approximately $481,000, $409,000 and $409,000 for Messrs. Rusdal, Haider and Ms. Wheeler, respectively).

     Payments upon a change in control under the employment agreements and special termination agreements could constitute excess parachute payments under
Section 280G of the Internal Revenue Code (the "Code"), which may result in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. The agreements provide that benefits payable following a change in control will be reduced to an amount that would not constitute an excess parachute payment (as that term is defined in Section 280G of the Code) if the reduced amount is greater than the amount that would otherwise be received after payment of any excise tax.

Supplemental Executive Retirement Plan

     The Bank has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to executive officers and other corporate officers approved by the Board of Directors. The annual retirement plan benefit under the SERP is calculated equal to 2% of final average salary times the years of service after 1994. Ten additional years of service are credited to participants in the event of a change in control transaction, although in no event may total years of service exceed the lesser of 20 years or the years of service at age 65. The maximum annual retirement payment is equal to 40% of final average salary. Benefits are payable in various forms in the event of retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for certain death benefits to the extent such amounts exceed a participant's accrued benefit under the SERP at the time of death.

Option Plans

     The Company maintains the Incentive Plan which provides for discretionary stock option awards to officers and employees as determined by the Compensation Committee. As amended, the Incentive Plan will now also permit the grant of options to directors. As of the Record Date, a total of 1,044,123 options have been granted under the Incentive Plan of which 917,283 remain outstanding. A total of 41,071 options remain to be issued under the Incentive Plan. The table below lists all grants of options (and limited rights) under the Incentive Plan to the Named Executive Officers for the year ended

December 31, 1997 and contains certain information about grant-date valuation of the options. The Board of Directors has proposed to amend the Incentive Plan to increase by 400,000 the number of shares subject to options which may be granted under the plan. See Proposal 2.

     The Company also maintains the Premium Plan which provides for stock option awards to directors, executive officers and employees as determined by the Compensation Committee. Under the Premium Plan, options are granted to executive officers at 133% of the fair market value of the Common Stock on the date of grant and are granted to non-employee directors at 110% of the fair market value of the Common Stock on the date of grant. Thus, no executive officer or director will derive any financial benefit from the grant of options under the Premium Plan until such time as shareholders have benefited from considerable stock price appreciation. As of the Record Date, a total of 292,248 options have been granted under the Premium Plan of which 286,640 remain outstanding. A total of 79,002 options remain to be issued under the Premium Plan. The table below lists all grants of options (and limited rights) under the Premium Plan to the Named Executive Officers for the year ended December 31, 1997 and contains certain information about grant-date valuation of the options.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                     --------------------------------------

                               Individual Grants
                               -----------------

                      Number of
                      Securities   Percent of Total
                      Underlying     Options/SARs
                     Options/SARs     Granted to      Exercise or Base
                       Granted       Employees in          Price         Expiration       Grant Date
Name                  (#)(1)(4)      Fiscal Year     ($/Share)(1)(5)(6)   Date (7)   Present Value ($)(8)
----                 ------------  ----------------  ------------------  ----------  --------------------
Allen H. Koranda      10,500 (2)         12.5%             $22.83           1/2/07           $99,645
                       5,015 (3)          6.0               30.37           1/2/07            34,553
Kenneth Koranda       10,500 (2)         12.5               22.83           1/2/07            99,645
                       4,923 (3)          5.9               30.37           1/2/07            33,919
Jerry  A. Weberling    5,250 (2)          6.3               22.83           1/2/07            49,823
                       2,369 (3)          2.8               30.37           1/2/07            16,322
Kenneth Rusdal         4,500 (2)          5.4               22.83           1/2/07            42,705
                       1,439 (3)          1.7               30.37           1/2/07             9,915
William Haider         3,750 (2)          4.5               22.83           1/2/07            35,588
                       1,220 (3)          1.5               30.37           1/2/07             8,406
Sharon Wheeler         3,750 (2)          4.5               22.83           1/2/07            35,588
                       1,220 (3)          1.5               30.37           1/2/07             8,406

________________________________
(1) All share and share price disclosures reflect the 3-for-2 stock split paid by the Company on July 9, 1997 to shareholders of record on June 17, 1997.

(2) Represents options granted under the Incentive Plan.

(3) Represents options granted under the Premium Plan.

(4) Options granted during 1997 under the Incentive Plan become exercisable in various installments between January 2, 1997 and January 2, 2000 with respect to Messrs. A. Koranda and K. Koranda, and in various installments between January 2, 1997 and January 2, 1998 with respect to Messrs. Weberling, Rusdal, Haider and Ms. Wheeler. Options granted during 1997 under the Premium Plan were immediately exercisable by the Named Executive Officers on the date of grant. To the extent not already exercisable, the options become

   (footnotes continued on next page)
    exercisable upon a change in control, as defined in each of the plans.   In
    addition, vesting of options may be accelerated by the committee which administers the plan.

(5) The purchase price may be made in cash or in whole or in part through the surrender of previously-held shares of Common Stock at the fair market value of such shares on the date of exercise. The exercise price of stock options granted to the Named Executive Officers under the Incentive Plan and Premium Plan is equal to 100 percent and 133 percent, respectively, of the fair market value of the Common Stock on the date the options were granted.

(6) Options are subject to limited rights (SARs) pursuant to which limited rights may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment (or at the discretion of the Compensation Committee, a like payment of shares of Common Stock) equal to the difference between the exercise price of the related option and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised, multiplied by the number of shares to which such limited rights are exercised.

(7)  The option term is ten years.

(8) The method used is a variation of the Black-Scholes option pricing model and reflects the following assumptions as of the date of grant: (a) fair market value of the Common Stock on the date of grant equal to $22.83 per share;
    (b) expected dividend yield on the Common Stock of 1.05%; (c) calculated volatility of the price of the Common Stock equal to 17.87%, determined based on the closing end-of-week stock prices for the most recent 104 weeks ending prior to the date of grant; and (d) a risk-free interest rate equal to 6.70%. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

    The following table shows options exercised by the Named Executive Officers during the year ended December 31, 1997, including the aggregate value of such options realized on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES
                       ---------------------------------

                                                      Number of Securities     Value of Unexercised in-the-
                                                     Underlying Unexercised       Money Options/SARs at
                                                     Options/SARs at Fiscal          Fiscal Year-End
                      Shares Acquired                      Year-End(#)                    ($)(1)
                            on            Value     -------------------------  ----------------------------
Name                    Exercise(#)    Realized($)  Exercisable/Unexercisable   Exercisable/Unexercisable
----                 ----------------  -----------  -------------------------  ----------------------------
Allen H. Koranda              --              --          312,627/16,721            $8,988,143/$239,205

Kenneth Koranda               --              --          311,186/16,616             8,964,889/ 237,748

Jerry Weberling            1,125         $ 36,425          56,499/ 5,569             1,329,672/  82,693

Kenneth Rusdal             7,500          229,242          34,879/ 3,554               816,816/  54,630

William Haider               --                --          39,542/ 2,182             1,003,583/  35,503

Sharon Wheeler               --                --          39,542/ 2,182             1,003,583/  35,503

______________________________
(1) Market value of underlying securities at December 31, 1997 ($35.38 per share) minus the exercise or base price per share.

Long-Term Incentive Plan

     The following table provides certain information relating to performance units granted to the Named Executive Officers under the MAF Bancorp Shareholder Value Long-Term Incentive Plan during the year ended December 31, 1997. The value of the performance units, if any, is to be paid in cash to the recipient at the end of a three-year performance period. The value of the units is to be determined based on the stock price performance (including reinvested dividends) of MAF Bancorp, Inc. common stock relative to the S&P 500 Composite Index.

             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR
             -----------------------------------------------------

                                    Performance    Estimated Future Payouts Under
                       Number of      of Other     Non-Stock Price Based Plans (1)
                        Shares,     Period Until  ---------------------------------
                    Units or Other   Maturation   Threshold     Target     Maximum
      Name            Rights (#)     or Payout     ($ or #)    ($ or #)    ($ or #)
----------------    --------------  ------------  ---------    --------    --------
Allen H. Koranda          345         3  years     $17,250      $34,500     $69,000

Kenneth Koranda           339         3  years      16,950       33,900      67,800

Jerry Weberling           163         3  years       8,150       16,300      32,600

Kenneth Rusdal             99         3  years       4,950        9,900      19,800

William Haider             84         3  years       4,200        8,400      16,800

Sharon Wheeler             84         3 years        4,200        8,400      16,800
------------------------

(1) The threshold, target and maximum payments are based on MAF Bancorp stock price appreciation (including reinvested dividends) ranking in the 50th, 60th and 90th percentile of the S&P 500 Index at the end of the three-year performance period. No payout is to be made if MAF Bancorp's stock price performance ranks below the 50th percentile at the end of the performance period or if MAF Bancorp's stock price performance for the three-year period is below a minimum threshold, regardless of stock price performance relative to the S&P 500 Index.

Transactions with Certain Related Persons

  Indebtedness of Management. Directors, officers and employees of the Bank and its subsidiaries are eligible to apply for mortgage, home equity, home improvement, savings account, automobile and education loans. All loans to directors and executive officers are made in the ordinary course of business, do not involve more than the normal risk of collectibility and do not present any unfavorable features. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors.

     During the year ended December 31, 1997, the Company and Bank had no loans outstanding to directors or executive officers which had aggregate balances in excess of $60,000 and which were made on preferential terms.

  PROPOSAL 2.  APPROVAL OF AMENDMENTS TO THE MAF BANCORP, INC. 1990 INCENTIVE
                               STOCK OPTION PLAN

     The Board of Directors has adopted various amendments to the Incentive Plan which are being presented to shareholders for approval. A copy of the amended Incentive Plan is attached hereto as Exhibit A. One amendment increases the number of shares of Common Stock authorized to be issued under the Incentive Plan by 400,000 shares. Certain other amendments have also been made to the Incentive Plan since October 1996 when shareholders last approved amendments to the Incentive Plan. These amendments include: (1) adding directors as eligible participants in the Incentive Plan; (2) adding a provision allowing Participants to make certain limited transfers of certain stock options; (3) granting the Company the right to satisfy payments due under certain limited rights obligations in the form of common stock rather than cash; (4) changing the exercise periods of certain stock options following a change in control transaction; and (5) establishing a maximum of 75,000 on the number of options which may be granted to a single individual during a calendar year. The Incentive Plan does not contain a repricing feature and no amendment is being proposed to add such a feature.

     The Incentive Plan was originally adopted in connection with the Company's 1990 initial public offering and was approved by shareholders at the 1990 Annual Meeting of Shareholders. Shareholders later approved various amendments to the Incentive Plan at the 1996 Annual Meeting of Shareholders. The Incentive Plan currently authorizes the grant of 1,085,194 options to purchase shares of Common Stock, of which 1,044,123 options have been granted and 41,071 options remain to be granted. As of the Record Date, a total of 126,840 options granted have been exercised and 917,283 options remain to be exercised. Approximately 545,000 or 59%, of the remaining options to be exercised must be exercised prior to various dates before March, 2000, when they will otherwise expire. Approval by shareholders of the proposed amended Incentive Plan will increase the number of options available to be granted to 441,071.

     The purpose of the Incentive Plan is to advance the interests of the Company and its shareholders by tying Company performance with long-term compensation. The Board of Directors believes that stock options are an important element of executives' compensation package, serving to attract and retain qualified executives and providing an important motivational link between the Company's stock price and executives' compensation. In that there are only 41,071 options remaining to be granted under the Incentive Plan, the Board believes that it is an appropriate time to increase this reserve by 400,000 options. Beginning in 1998, the Committee has granted stock options to employees other than executive officers. It is the intention of the Company to continue this practice and to use a portion of the 400,000 newly authorized options for grants to employees other than executive officers. The Board of Directors also believes it is in the best interests of the Company and its shareholders to grant stock options as part of the compensation paid to directors in order to attract and retain qualified directors and link their compensation to the return shareholders receive on their investment in the Company. Accordingly, as amended, the Incentive Plan includes directors among those eligible to receive option awards. Under the terms of the Incentive Plan, options are to be granted at not less than 100% of the fair market value of the Common Stock on the date of grant.

     The Incentive Plan is administered by the Administration/Compensation Committee of the Board of Directors. The Committee is authorized to make all determinations and interpretations under the Plan, including the amount, timing, terms and conditions of awards granted, subject to the limitations set forth in the Plan. Under the amended Incentive Plan, the number of options which may be granted to any single optionee during a calendar year may not exceed 75,000.

     Under its current terms, no incentive stock options may be granted under the Incentive Plan after January 18, 2000 which coincides with the ten-year anniversary date of the Incentive Plan. Non-statutory stock options may be granted under the Incentive Plan until January 18, 2003. The Board has not yet made a determination of whether options granted under the Incentive Plan will take the form of incentive stock options or non-statutory stock options. As discussed below, income tax consequences generally make incentive stock options more beneficial to participants than non-statutory stock options, while the tax consequences of non-statutory stock options are generally more favorable for the issuing company than incentive stock options. Through December 31, 1997, approximately 57% of total options granted (net of cancellations) under the Incentive Plan have been granted as non-statutory stock options.

     The foregoing and the following is a summary of the material terms of the Incentive Plan which is qualified in its entirety by the complete provisions of the Incentive Plan document attached as Exhibit A.

     The Incentive Plan authorizes the granting of incentive and non-statutory stock options and limited rights to such officers and other employees of the Company or its affiliates as the Committee may determine. In connection with an amendment made to the Incentive Plan, directors of the Company or its affiliates are now eligible to participate in the Incentive Plan. Directors are only eligible to receive non-statutory stock options under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options" (options which afford tax benefits to recipients upon compliance with certain conditions, and which do not generally result in tax deductions to the Company), or "non-statutory stock options" (options which do not afford income tax benefits to recipients, but which may provide tax deductions for the Company). However, in accordance with applicable income tax rules and regulations as they apply to the Incentive Plan, options granted under the Incentive Plan after January 18, 2000 must be granted as non-statutory options.

     Incentive stock options granted under the Incentive Plan may be exercised at such times as the Committee determines (but not after ten years from the date of grant or, in the case of an employee owning directly or indirectly more than 10% of the Common Stock of the Company on the date of grant of an option, not after five years from the date of grant) and at exercise prices not less than 100% of the fair market value on the date the option is granted or, in the case of an employee owning directly or indirectly more than 10% of the Common Stock on the date of grant of an option, not less than 110% of the fair market value of the Common Stock on the date the option is granted. Non-statutory stock options granted under the Incentive Plan may be exercised at such times as the Committee determines (but not after ten years and one day from the date of grant) and at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price may be paid in cash or by surrender of shares of Common Stock at the fair market value thereof. No options may be granted under the Incentive Plan after January 18, 2003 or if earlier, upon the exercise of options or related rights equaling the maximum number of shares reserved under the Incentive Plan.

     Approximately 746,000 of the outstanding stock options granted under the Incentive Plan are currently exercisable with the balance becoming exercisable over the next several years. Any future option grants will become exercisable in installments as determined by the Committee. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable, provided that in the case of incentive stock options, the value of the stock underlying options eligible to be first exercised in any given year is not greater than $100,000, such value being determined at the time the options are granted as provided by Section 422 of the Internal

Revenue Code (the "Code"). To the extent the value of the stock underlying incentive stock options (determined in accordance with the previous sentence) which first become exercisable in a given year exceeds $100,000, the portion of the options in excess of the $100,000 limitation (to be determined in the inverse order of the date of grant of such options), shall be treated as non-statutory options. The Committee, in its sole discretion, may accelerate the time at which any option may be exercised in whole or in part. All options become immediately exercisable upon the death, disability, or normal retirement of the participant or upon a change in control as defined in the Incentive Plan.

     Stock options granted in connection with the Incentive Plan which are exercisable, may not be exercised more than three months after the date on which the optionee ceases to perform services for the Bank or the Company, except as described below. In the event of cessation of service due to death, disability, normal retirement or a change in control of the Company or the Bank (as defined in the Incentive Plan), incentive stock options may be exercisable for up to one year thereafter or three years thereafter in the case of non-statutory options. Notwithstanding the foregoing, stock options granted prior to 1997 may only be exercised for a period of three months following the cessation of service due to a change in control of the Company or the Bank. In no event, however, may an incentive or non-statutory stock option be exercised after the tenth anniversary of the grant of the option. If an optionee ceases to perform services for the Company or any affiliate due to normal retirement or a change in control, any incentive stock options exercised more than three months following the date of the optionee's termination of employment shall be treated for tax purposes as non-statutory stock options. If an optionee is terminated for cause, all options expire upon such executive's termination of employment with the Company or the Bank.

     An optionee will not be deemed to have received taxable income upon the grant or exercise of any incentive stock option, provided that such shares are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met. In the case of a non-statutory stock option, or in the event shares received upon the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods ("disqualifying disposition"), an optionee will be deemed to have received ordinary income upon the exercise of the stock option, or the date of the disqualifying disposition, whichever is later, in an amount equal to the amount by which the exercise price is exceeded by the lesser of the fair market value of the Common Stock on the date of exercise or the fair market value of the Common Stock or the date of the disqualifying disposition, multiplied by the number of shares received pursuant to the exercise of such options. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition of an incentive stock option will generally be a deductible expense of the Company for tax purposes. In the case of limited rights, upon exercise, the option holder would have to include the value of the amount or cash or stock paid to him in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the value of the amount paid. The Committee may permit a participant to elect to have shares of Common Stock otherwise issuable upon exercise of an award, withheld by the Company to satisfy applicable withholding taxes. Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1 million per year paid to any of the Company's Named Executive Officers. One exception to the limitation is "performance-based" compensation. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which the compensation was paid. Although the Company has structured the amended Incentive Plan to satisfy the "performance-based" criteria, there is no assurance that options granted under the amended Incentive Plan will satisfy such requirements.

     The Committee may grant limited rights simultaneously with the grant of options. A limited right may only be exercised by the optionee following a change in control of the Company or the Bank and only when the underlying option is exercisable. In no event may a limited right be exercisable when the fair market value of the underlying shares of common stock on the day of exercise is less than the exercise price of the related option. Limited rights are exercisable for a period of three months following termination of the optionee's employment with the Bank except that in the case of cessation of employment due to death, normal retirement or disability, limited rights may be exercisable for up to one year thereafter with respect to incentive stock options and three years with respect to non-statutory stock options, but in no event beyond the expiration of the term of the related option. If an employee is discharged for cause, all limited rights held by such employee expire immediately.

     Upon exercise of a limited right, the optionee is entitled to receive a lump-sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise, multiplied by the number of shares with respect to which such limited rights are exercised, and the related option thereafter ceases to be exercisable. Under the amended Incentive Plan, the Committee may substitute common stock for cash in satisfaction of any payment due to a participant for a limited right exercise, if it considers such substitution to be in the best interests of the Company and its shareholders.

     An award of options under the Incentive Plan may only be exercised during his or her lifetime by the optionee, or a guardian or legal representative of the optionee. With the consent of the Committee, an employee may designate a person, or his or her estate, as beneficiary of any stock option and limited right award in the event of the death of the employee. The amended Incentive Plan enables the Committee to permit limited transferability of non-statutory stock options by participants to immediate family members. Transferred non-statutory stock options remain subject to the vesting and exercise periods applicable to the non-statutory stock options prior to such transfer.

     The Board of Directors may amend the Incentive Plan in any respect at any time; provided that an amendment required to maintain incentive stock option treatment for options intended to be incentive stock options shall be submitted to stockholders for approval.

     The above discussion describes the general terms of the Incentive Plan and the amendments to the Incentive Plan being proposed. The purpose of requesting stockholder approval of the Incentive Plan, as amended, is to continue to permit certain options to be granted as incentive stock options under Section 422 of the Code, to qualify the options granted under the Incentive Plan as "performance based" compensation under Section 162(m) of the Code and to comply with the rules of the Nasdaq Stock Market on which the Company's shares are traded. In the event shareholders fail to approve Proposal 2, the plan as approved by shareholders at the 1996 Annual Meeting of Shareholders, as amended and as currently in effect (other than amendments which require, and do not receive, shareholder approval), and the options granted thereunder, will remain in effect. No determination has yet been made as to the amount or terms of any future grants of stock options to executive officers, directors or non-executive employees if shareholders approve the amended Incentive Plan. Thus, the benefits or amounts to be received by or allocated to: (1) the Named Executive Officers;
(2) the current executive officer group;

(3) the current non-executive director group; or (4) the non-executive employee group, are not determinable. Such benefits or amounts are also not determinable for the past fiscal year if the amended Incentive Plan had been in effect during this period.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the approval of the amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE MAF BANCORP, INC. 1990 INCENTIVE STOCK OPTION PLAN.


                   PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS


     The Company's independent auditors for the year ended December 31, 1997 were KPMG Peat Marwick LLP. The Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Company and its affiliates, including the Bank, for the year ending December 31, 1998 subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed, will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.


Shareholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders to be held in 1999, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement, no later than November 23, 1998. If such annual meeting is held on a date more than 30 calendar days from April 29, 1999, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations of the Securities and Exchange Commission.


Notice of Business to be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.


                                    By Order of the Board of Directors


                                    /s/ Carolyn Pihera

                                    Carolyn Pihera
                                    Corporate Secretary


Clarendon Hills, Illinois
March 23, 1998


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       EXHIBIT A



                               MAF BANCORP, INC.

                       1990 INCENTIVE STOCK OPTION PLAN

  1. Purpose. The purpose of the MAF Bancorp, Inc. (the "Holding Company") 1990 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing employees and directors of the Holding Company and its affiliates, including Mid America Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

  2. Definitions.

  (a) "Board of Directors" means the Board of Directors of the Holding Company.

  (b) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and
(e)(3)(C).

  (c) "Award" means an Award of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

  (d) "Committee" means the Administrative/Compensation Committee of the Board of Directors, consisting solely of two or more non-employee members of the Board of Directors, all of whom are "non-employees" as such term is defined under Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), as promulgated by the Securities and Exchange Commission ("SEC") and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  (e) "Plan Year or Years" means a calendar year or years commencing on or after January 19, 1990.

  (f) "Date of Grant" means the actual date on which an Award is granted by the Committee.

  (g) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

  (h) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the reported closing bid and ask prices of the Common Stock as reported by the Nasdaq Stock Market (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.

  (i) "Limited Right" means the right to receive an amount of cash or common stock based upon the terms set forth in section 9.

  (j) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee or director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

  (k) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in a material loss to the Holding Company or one of its affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Holding Company or one of its affiliates.

  (l) "Participant" means an employee or director of the Holding Company or its affiliates chosen by the Committee to participate in the Plan.

  (m) "Change in Control" of the Bank or the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Holding Company's or the Bank's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the shareholders was approved by the Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or the Holding Company.

  However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.

  (n) "Normal Retirement" means retirement at the normal or early retirement date as set forth in any tax qualified plan of the Bank.

  3. Administration. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

  4. Types of Awards. Awards under the Plan may be granted in any one or a combination of:

     (a)  Incentive Stock Options;

     (b)  Non-statutory Stock Options; and

     (c)  Limited Rights

as defined below in paragraphs 7 through 9 of the Plan.

  5. Stock Subject to the Plan; Annual Limit. Subject to adjustment as provided in Section 13, the maximum number of shares reserved for issuance under the Plan is 1,485,193 shares of Common Stock (as adjusted for stock splits and stock dividends in 1993, 1995 and 1997). Subject to adjustment as provided in Section 13, the maximum number of shares which may be issuable under options or rights granted to an individual in any one calendar year shall be 75,000. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options or rights granted under the Plan are exercised, the net number of shares issued as a result thereof (taking into account shares tendered for payment of the option exercise price or tendered or withheld to satisfy taxes) will be unavailable for future grants under the Plan; to the extent that options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights, exercised for cash, new Awards may be made with respect to these shares.

  6. Eligibility. Officers and other employees of the Holding Company or its affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Holding Company or its affiliates shall be eligible to receive Non-statutory Stock Options under the Plan.

  7. Non-Statutory Stock Options.

  7.1 Grant of Non-statutory Stock Options. The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and directors. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

     (c) Termination of Employment. Upon the termination of an employee's or director's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, his Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under his Non-statutory Stock Options shall expire upon the termination. In the event of the death, Disability or Normal Retirement of any employee or director, all Non-statutory Stock Options held by the employee or director, whether or not exercisable at such time, shall be exercisable by the employee, director or his legal representatives or beneficiaries for three years following the date of his death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

       Upon termination of an employee's or director's service following a Change in Control of the Bank or Holding Company, Non-statutory Stock Options held by such employee or director, whether or not exercisable at such time, shall be exercisable for a period of three years following the date of cessation of employment with respect to Non-statutory Stock Options granted after 1996, and for a period of three months following the date of cessation of employment with respect to Non-statutory Stock Options granted prior to 1997. In no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

     (d) Limited Transferability of Options. Except as provided below, no Non-Statutory Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and dissolution. Further, all Non-Statutory Stock Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Non-Statutory Stock Options granted to a Participant to be on terms which permit transfer by such Participant to: (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners, provided that: (A) there may be no consideration for any such transfer; (B) the written agreement pursuant to which such Non-Statutory Stock Options are granted expressly provides for transferability in a manner consistent with this Section 7.1(d); and (iii) subsequent transfers of transferred Non-Statutory Stock Options shall be prohibited except those in accordance with Section 12.

       Following a transfer, any such Non-Statutory Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of Section 12 hereof, the term "Participant" shall be deemed to refer to the transferee. The provisions of this Section 7.1 relating to the period of exercisability and expiration of the Non-Statutory Stock Option shall continue to be applied with respect to the original Participant, and the Non-Statutory Stock Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Section 7.1.

  8. Incentive Stock Options.

  8.1 Grant of Incentive Stock Options. The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of Common Stock at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options (determined without regard to this sentence) granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) and such Fair Market Value exceeds $100,000, the portion of the options in excess of the $100,000 limitation (to be determined in the inverse order of the date of grant of such options), shall be treated as non-statutory stock options. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any employee, at the time an Incentive Stock Option is granted, owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in the employee's lifetime only by the employee to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Incentive Stock Options shall become immediately exercisable.

     (d) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, such employee's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable at the date of termination and only for a period of three months following termination. In the event of Termination for Cause of an employee, all rights under such employee's Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by the employee or his or her legal representatives or beneficiaries for one year following the date of death or cessation of employment due to Disability. Upon termination of an employee's service due to Normal Retirement, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of cessation of employment, provided however, that such options shall not be eligible for treatment as Incentive Stock Options in the event such options are exercised more than three months following the date of his Normal Retirement. In no event shall the period extend beyond the expiration of the Incentive Stock Option term.

     Upon termination of an employee's service following a Change in Control of the Bank or Holding Company, Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of cessation of employment with respect to Incentive Stock Options granted after 1996 and for a period of three months following the date of cessation of employment with respect to Incentive Stock Options granted prior to 1997, provided however, that such options shall not be eligible for treatment as Incentive Stock Options in the event such options are exercised more than three months following the date of his termination of employment. In no event shall the period extend beyond the expiration of the Incentive Stock Option term.

     (e) Compliance with the Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

  9. Limited Rights.

  9.1 Grant of Limited Rights. The Committee may grant a Limited Right to employees (but not directors) simultaneously with the grant of any option, with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. A Limited Right may be exercised only in the event of a Change in Control of the Holding Company or Bank. The Limited Right may be exercised only when the underlying option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

     Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the exercise price of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Notwithstanding the foregoing, the Committee may substitute Common Stock for cash in satisfaction of any payment due to a Participant under this section 9.1(b) if it considers such substitution to be in the best interests of the Company and its shareholders.

     (c) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, any Limited Rights held by such employee shall be exercisable only as to those shares of the related option which were immediately purchasable at the date of termination and for a period of three months following termination. In the event of Termination for Cause, all Limited Rights held by him shall expire immediately.

     Upon termination of an employee's employment for reason of death, Disability or Normal Retirement, all Limited Rights held by such employee shall be exercisable by the employee or his legal representative or beneficiaries for a period of one year from the date of such termination with respect to Limited Rights related to Incentive Stock Options, and for a period of three years from the date of such termination with respect to Limited Rights related to Non-statutory Stock Options. In no event shall the period extend beyond the expiration of the term of the related option.

  10. Rights of a Shareholder: An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its affiliates or to continue to perform services for the Holding Company or its affiliates or interferes in any way with the right of the Holding Company or its affiliates to terminate such person's services as a director, officer or other employee at any time.

  Except as provided in Section 7.1(d), awards under this Plan may only be exercised during an employee's or director's lifetime by the optionee, or by a guardian or legal representative.

  11. Agreement with Grantees. Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Holding Company or its affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Committee or applicable securities law.

  12. Designation of Beneficiary. A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the estate will be deemed to be the beneficiary.

  13. Dilution and Other Adjustments. In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to prevent dilution or enlargement of the rights of Participants, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan and the annual maximum limitation on awards to any one individual under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

  No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

  14. Withholding. The Holding Company may withhold, at the election of the Participant, from Common Stock to be issued or cash to be paid under the Plan, the number of shares of Common Stock having a Fair Market Value equal to, or cash in the amount of, or a combination of shares and cash equal to, the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes. Alternatively, a Participant may pay to the Holding Company the amount of cash required to be withheld in lieu of any withholding of distribution under this Plan.

  15. Amendment of the Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, shall be submitted for shareholder approval to the extent required by law.

  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

  No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

  16. Effective Date of Plan. The Plan became effective on January 19, 1990 ("Effective Date of the Plan") upon the conversion of Mid America Bank from the mutual to capital stock form of ownership. The Plan was presented to, and approved by shareholders at the 1990 Annual Shareholders Meeting. The Plan, as amended, was presented to, and approved by shareholders at the 1996 Annual Shareholders Meeting.

  The failure to obtain shareholder approval of the amendments to the Plan being presented at the 1998 Annual Shareholders' Meeting held on April 29, 1998, will not affect the validity of the Plan prior to such amendments and the options thereunder, and the Plan shall remain in full force and effect.

  17. Termination of the Plan. The right to grant Awards under the Plan will terminate upon the earlier of thirteen (13) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. Notwithstanding the foregoing, however, the right to grant Incentive Stock Option Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect such Participant's rights under a previously granted Award.

  18. Applicable Law. The Plan will be administered in accordance with the laws of the State of Delaware.

REVOCABLE PROXY
                               MAF BANCORP, INC.
         55TH STREET & HOLMES AVENUE, CLARENDON HILLS, ILLINOIS 60514
                                (630) 325-7300

                        ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 29, 1998, 10:00 A.M.

  The undersigned hereby appoints the Board of Directors of MAF Bancorp, Inc. ("MAF Bancorp"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of MAF Bancorp which the undersigned is entitled to vote only at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on April 29, 1998, at 10:00 a.m., local time, at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, and at any and all adjournments thereof, as marked on the reverse side.

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

  The undersigned hereby acknowledges receipt from MAF Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a proxy statement dated March 23, 1998, and the 1997 Annual Report to Shareholders.

   (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF
                   AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

      -                                                                 -

                              MAF BANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

[                                                                              ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The Election of Directors for terms of three years each: Kenneth Koranda, Lois B. Vasto, Terry A. Ekl and Jerry A. Weberling

                                 For All
                  For  Withheld  Except
                  ( )     ( )      ( )

(To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below).

--------------------------------------------------------------------------------

2. The approval of amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan.

                  For  Against  Abstain
                  ( )    ( )      ( )

3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1998.

                  For  Against  Abstain
                  ( )    ( )      ( )

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

Dated: __________________________________________________________________ , 1998


--------------------------------------------------------------------------------
                            Signature of Shareholder

--------------------------------------------------------------------------------
                            Signature of Shareholder

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD (DO NOT PRINT).

PLEASE INDICATE ANY CHANGE IN ADDRESS.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN, BUT ONLY ONE SIGNATURE IS REQUIRED. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------

      -                                                                -

PROFIT SHARING/401(K) VOTING INSTRUCTION CARD

                              MAF BANCORP, INC.
              55TH AND HOLMES AVENUE, CLARENDON HILLS, IL 60514
                                (630) 325-7300

                        ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 29, 1998, 10:00 A.M.

TO:
TRUSTEES OF THE MID AMERICA BANK, fsb, EMPLOYEES' PROFIT SHARING PLAN

  With respect to shares of MAF Bancorp common stock held by the trustees of the Mid America Bank, fsb, Employees' Profit Sharing Plan and allocated to my 401(k) and/or profit sharing accounts, you are directed to sign and forward a proxy in the form being solicited on behalf of the Board of Directors to vote only at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on April 29, 1998, at 10:00 a.m., local time, at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, and at any and all adjournments thereof, as marked on the reverse side.

  The undersigned hereby acknowledges receipt from MAF Bancorp prior to the execution of this voting instruction card, of a Notice of Annual Meeting of Shareholders and of a proxy statement dated March 23, 1998, and the 1997 Annual Report to Shareholders.

   **NOTICE TO PARTICIPANTS IN THE MID AMERICA BANK, fsb, EMPLOYEES' PROFIT
                                SHARING PLAN**

  Pursuant to Section 7.4 of the Plan you have the right to direct the trustees how to vote shares of MAF Bancorp common stock held by the trustees and attributable to shares allocated to your 401(k) and/or profit sharing accounts as of March 16, 1998, at the Annual Meeting of Shareholders to be held on April 29, 1998, and at any adjournment thereof. You are encouraged to specify your choices by marking appropriately on the reverse side, but you need not mark a choice if you wish your shares to be voted in accordance with the Board of Directors recommendations. In either case, please be sure to sign on the reverse side and return the voting instruction card in the enclosed envelope.

 (PLEASE MARK THIS VOTING INSTRUCTION CARD AND SIGN AND DATE IT ON THE REVERSE
             SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

      -                                                                 -

              PROFIT SHARING/401(K) PLAN VOTING INSTRUCTION CARD
                              MAF BANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

[                                                                              ]


1. The Election of Directors for terms of three years each: Kenneth Koranda, Lois B. Vasto, Terry E. Ekl and Jerry A. Weberling

                                 For All
                  For  Withheld  Except
                  ( )     ( )      ( )

(To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below).

--------------------------------------------------------------------------------

2. The approval of amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan.

                  For  Against  Abstain
                  ( )    ( )      ( )

3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1998.

                  For  Against  Abstain
                  ( )    ( )      ( )




PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD.

Dated:                                                                    , 1998
       ------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Signature of Participant

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD (DO NOT PRINT).

PLEASE INDICATE ANY CHANGE IN ADDRESS.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------

      -                                                                -
                               MAF BANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)


[                                                                              ]


1. The Election of Directors for terms of three years each: Kenneth Koranda, Lois B. Vasto, Terry A. Ekl and Jerry A. Weberling

                                 For All
                  For  Withheld  Except
                  ( )    ( )       ( )

   (To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below).

--------------------------------------------------------------------------------

2. The approval of amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan.

                  For  Against  Abstain
                  ( )    ( )      ( )

3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1998.

                  For  Against  Abstain
                  ( )    ( )      ( )



PLEASE MARK, DATE, SIGN AND RETURN THIS ESOP VOTING INSTRUCTION CARD.

Dated: ----------------------------------------------------------------- , 1998

-------------------------------------------------------------------------------
                           Signature of Participant

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD (DO NOT PRINT).

PLEASE INDICATE ANY CHANGE IN ADDRESS.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------

      -                                                                 -

ESOP VOTING INSTRUCTION CARD

                               MAF BANCORP, INC.
         55TH STREET & HOLMES AVENUE, CLARENDON HILLS, ILLINOIS 60514
                                (630) 325-7300

                        ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 29, 1998, 10:00 A.M.

  I am a participant in the Mid America Bank, fsb Employee Stock Ownership Plan ("ESOP"), which holds shares of MAF Bancorp, Inc. I have received notice of the annual meeting of the shareholders of MAF, to be held on April 29, 1998. I hereby instruct LaSalle National Bank, as independent trustee of the Mid America Bank, fsb Employee Stock Ownership Trust, to vote all of the shares of MAF allocated to my account under the ESOP at the 1998 annual meeting of the shareholders of MAF as directed on the reverse side of this card.

 (PLEASE MARK THIS VOTING INSTRUCTION CARD AND SIGN AND DATE IT ON THE REVERSE
             SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------